EXHIBIT 10.126

                        INDEPENDENT CONTRACTOR AGREEMENT

HiEnergy Technologies, Inc. ("HiEnergy"), a Delaware Corporation, on the one hand, and Metaskill, Inc.("Metaskill"), a California Corporation, hereby enter into this independent contractor software development and services agreement on the basis of Work Made For Hire as of the last date following the signatures below (the "Agreement").

1.       DEFINITIONS.

         a) "Binary Code" means software in machine-readable form that is not easily understood by a human knowledgeable in the art of computer programming, but which is understood and used by a computer to run the software.

         b) "Bugs" means errors in a software program that cause the software to fail to function as intended.

         c) "Party" or "Parties" means either of HiEnergy or Metaskill and used singularly or collectively hereinafter.

         d) "Propietary and/or Confidential Information" means any information identified as being Propietary and/or Confidential Information by either party, either orally or in writing, at the time it is disclosed, or designated as confidential in writing (either electronically or by other means) within 30 days of the disclosure, provided that the information (a) was not publicly known or generally in the public domain prior to the disclosure, (b) does not become generally known or part of the public domain through any improper action or disclosure by the receiving party, or (c) can be shown to have been in the rightful possession of the receiving party prior to having been identified as Propietary and/or Confidential Information by the disclosing party.

         e) "Software" means any and all software developed and provided to HiEnergy by Metaskill pursuant to this Agreement.

         f) "Source Code" means software in written form which is the preferred form for making modifications to the software and which is easily understood by a human knowledgeable in the art of computer programming.

2.       WORK MADE FOR HIRE / RIGHTS TO WORK.

         a) Metaskill shall perform and/or provide the software development and consulting services as work made for hire as detailed in Addendum I, which is incorporated as a part of this Agreement.

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         b)  Metaskill  understands  and agrees  that the (i)  Software,  Source
             Code, Binary Code and any work product shall be the sole and exclusive property of HiEnergy (ii) Metaskill shall have no other rights whatsoever in or to the Software, Source Code, Binary Code and any work product such as patches/fixes, delivered under the Agreement; and (iii) Metaskill shall not distribute, sell, or
             incorporate  the  Software,   Source  Code,  Binary  Code  and  any
             derivative modifications or extensions of them.

         c) Metaskill agrees not to attach to the Software any statements appearing thereon regarding copyright or proprietary rights of Metaskill. Metaskill shall not copy (in any form), distribute, sell, lease, assign, encumber, license or sub-license the Software, Source Code, Binary Code and any work product to anyone other than HiEnergy. Metaskill hereby acknowledges and agrees that the Software is to be licensed and/or distributed to other users for commercial purposes by HiEnergy .

3.       TITLE AND COPYRIGHT ASSIGNMENT

         a) The Software, Source Code, Binary Code and the results of the services to be rendered by Metaskill hereunder are work made for hire (the "Work"). Metaskill acknowledges and agrees that the Work (and all rights therein, including, without limitation, copyright) belongs to and shall be the sole and exclusive property of HiEnergy, subject to HiEnergy meeting its obligations herewith.

         b) If for any reason the Work would not be considered a work made for hire under applicable law, Metaskill does hereby sell, assign, and transfer to HiEnergy, its successors and assigns, the entire right, title and interest in and to the copyright in the Work and any registrations and copyright applications relating thereto and any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Work, and in an to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the copyrights, and in and to all rights corresponding to the foregoing.

         c) Metaskill also acknowledges that any manuals and related data which comprise or are related to the Work are deemed proprietary products of HiEnergy, which shall retain all rights, title and interest, including copyright to these products.

         d) If the Work is one to which the provisions of 17 U.S.C. 106A apply, the Metaskill hereby waives and appoints HiEnergy to assert on Metaskill's behalf the author's moral rights or any equivalent rights regarding the form or extent of any alteration to the Work (including, without limitation, removal or destruction) or the making of any derivative works based on the Work, including, without limitation, any reproductions of the Work in any medium.

         e) Metaskill agrees to execute all papers and to perform such other proper acts as HiEnergy may deem necessary to secure for HiEnergy or its designee the rights herein assigned.

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4.       INDEPENDENT CONTRACTOR.

         a) Nothing in this Agreement shall be construed to make the Parties partners, joint venturers, representatives, or agents of each other, nor shall either party so hold itself out.

         b) Metaskill shall be an independent contractor with respect to HiEnergy. HiEnergy shall not be responsible for withholding taxes with respect to Metaskill's compensation hereunder. Metaskill shall have no claim against HiEnergy for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

5.       PAYMENT AND CONSIDERATION TERMS.

         a) In consideration for the work outlined in this Agreement, HiEnergy shall pay Metaskill on a hourly basis in the amount of $125 per hour.

         b) As additional consideration, HiEnergy shall issue Metaskill, or its designee, warrants to purchase 10,000 shares of common stock at $0.75 per share for each milestone accomplished without delay and on time.

         c) Metaskill shall not expend more than $1,500 per each week of travel for related expenses. This not to exceed amount includes per diem, airfare, lodging, other associated costs, and any applicable indirect burden rate. Reimbursements shall be made.

         d) Payment for all services and work, as well as travel and approved equipment reimbursements, shall be made within 15 calendar days of the date of invoice submitted by Metaskill. Any balance invoiced and not paid within 15 calendar days shall accrue interest at 10% per annum. Any rights to purchase shares of common stock in HiEnergy earned will be immediately recorded in the warrant register of HiEnergy.

         e) All invoices with claims for reimbursable expenses shall include sufficient detail to allow verification of proper allocation of charges.

         f) Both Parties may modify at any time the amounts to be paid by HiEnergy to Metaskill, so long as any and all such modifications shall be in writing and executed in acceptance by the Parties in order to be effective.

6.       NON-EXCLUSIVITY.

This Agreement is a non-exclusive agreement, and both parties remain free to enter into similar agreements with third parties. In the event that Metaskill enters into an agreement with a third party in which Metaskill performs software development, consulting, or other services to an entity involved in a similar line of business, Metaskill shall inform HiEnergy of that agreement at or before the time he enters into such agreement.

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Nothing in this Section 6 limits or supercedes any other provision herein.

7.       CONFIDENTIALITY

         a) Both HiEnergy and Metaskill agree that during the term of his Agreement, each Party, may disclose to the other certain Propietary and/or Confidential Information. Either Party may designate any information it provides to the other as Propietary and/or Confidential Information, and the receiving party shall not disclose that information to third parties without the express permission of the disclosing party. Information designated as Propietary and/or Confidential Information shall remain confidential until the disclosing party designates it as non-confidential or until the information becomes public through no fault of the receiving party or illegal action.

         b) With regard to Propietary and/or Confidential Information disclosed by either Party, the receiving Party agrees to take all steps necessary to:

            i. to protect such information to the extent normally used in safeguarding its own proprietary information but in no event less than a standard of reasonable care; and

            ii. to protect and prevent disclosure to and/or use by third parties of any proprietary information of the other party; and

            iii. to hold all said proprietary information in confidence and not to, directly or indirectly, copy, publish, summarize or disclose to any person or entity such information without the other party's prior written consent; and

            iv. to notify the Disclosing Party in writing within two (2) working days of discovery of any inadvertent or accidental disclosure of Propietary and/or Confidential Information, without in any way limiting the other rights or remedies of the Disclosing Party hereunder, and the Receiving Party shall take all necessary precautions to avoid further dissemination of the information disclosed, as well as corrective precautions to prevent disclosure of any additional Propietary and/or Confidential Information.

         c) The Parties understand and agree that in the event either party breaches or threatens to breach the provisions of this section, such breach or threatened breach would cause irreparable harm to the non-breaching party, and that monetary damages would not be a sufficient remedy and that each Party shall be entitled to specific performance, including, without limitation, injunctive relief, as a remedy for any such breach by the other Party. Such remedy shall not be deemed to be the exclusive remedy for any breach but shall be in addition to all other remedies available at law or equity.

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8.       QUALITY, TESTING AND ACCEPTANCE.

         a) Metaskill will thoroughly test the quality of all Software, Source Code and Binary Code product it delivers to HiEnergy in accordance with customary practice within the industry.

         b) HiEnergy will test all such code pursuant to its own quality assurance procedures, and may reject any code it reasonably believes does not meet its specifications.

         c) In the event that Bugs are discovered in the Software, Metaskill will use his best efforts to correct the Bugs in an expeditious manner.

         d) Payment for services and deliverables by Metaskill shall not be deemed to be acceptance by HiEnergy thereof.

9.       LIMITED WARRANTY.

         a) Metaskill warrants that the best technical practices, skills, procedures, care and judgment will be employed and that the Software will be developed in the most expeditious and economical manner in satisfaction of the deliverables and milestones in Addendum I, which is incorporated as part of this Agreement.

         b) Metaskill warrants that he has the, right and authority to enter into this Agreement, and that, to the best of his knowledge, (i) the Software will not infringe upon any patent, copyright, trade secret, or other intellectual property interest of any third party and (ii) Metaskill will take all due and reasonable care to avoid infringing any patent, copyright, trade secret, or other intellectual property interest of any third party.

             ALL   WARRANTIES  UNDER  THIS  AGREEMENT  SHALL SURVIVE INSPECTION,
             TESTING, ACCEPTANCE, AND PAYMENT AND SHALL RUN TO HIENERGY, ITS AFFILIATES, SUCCESSORS AND ASSIGNS.

10.      ADDITIONAL OBLIGATIONS.

         a) In the event that Metaskill requires additional computer hardware in order to perform its responsibilities under this Agreement, HiEnergy will purchase or reimburse Metaskill for the cost of such hardware. All such hardware purchases must be approved in advance by HiEnergy, and HiEnergy agrees to provide it to Metaskill at no charge to Metaskill during the term of this Agreement. Upon the termination of this Agreement for any reason, Metaskill shall return to HiEnergy all such hardware.

         b) HiEnergy shall supply Metaskill with all technical and other documents deemed necessary to enable Metaskill to fulfill its obligations; the failure of which shall not prejudice Metaskill, nor be the cause of any forfeiture of any consideration due Metaskill, insofar as (i) said failure was the cause of non-performance of Metaskill and (ii) Metaskill satisfactorily performed its obligations upon reconcile.

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11.      TERM AND TERMINATION.

         This agreement shall begin on the date work was commenced by Metaskill ("Effective Date") through termination in accordance with the terms of this Agreement. Time is of the essence in performance of this Agreement. HiEnergy may terminate this Agreement by 30 day's written (electronic or other means) notice of termination. HiEnergy shall pay Metaskill for any outstanding consideration owed Metaskill for all services performed pursuant to the Agreement through the effective date of termination.

12.      DISPUTES BETWEEN THE PARTIES.

         a) The Parties will attempt in good faith to resolve, by negotiation or mediation, any controversy or claim regarding the rights and obligations under this Agreement or its breach. If the Parties are unable to do so, and regardless of the causes of action alleged, the claim will be resolved by arbitration in before a single arbitrator who is knowledgeable in independent contractor software development. Such arbitration will be conducted pursuant to the then current Commercial Rules of the American Arbitration Association and the federal substantive and procedural law of arbitration. The arbitrator's award will be final and binding, and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Each Party will bear its own attorneys' fees and costs related to the arbitration. Any claim or action must be brought within two years after the cause of action

         b) The rights and obligations of this Disputes section herein shall survive expiration, termination, or final payment under this Agreement.

13.      INDEMNITY.

         a) HiEnergy shall defend, indemnify, and hold harmless Metaskill from and against any liability, suits, claims, losses, damages and judgments filed against Metaskill made in the United States related to this Agreement, provided that Metaskill promptly notifies HiEnergy of any and all such claims and provided that HiEnergy is given control over the defense of any and all such claims. The provisions of this Section shall survive the termination of this Agreement.

         b) HiEnergy shall not be responsible for any claims brought against Metaskill related to actions taken by Metaskill outside the Agreement.

14.      LIMITATION ON LIABILITY.

         To the extent allowed by applicable law,

         EXCEPT FOR THE EXPRESS LIABILITIES HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) OR INCIDENTAL DAMAGES, EVEN IF INFORMED OF THEIR POSSIBILITY; AND IN NO EVENT SHALL EITHER PARTY, ITS AGENTS, SUPPLIERS, DISTRIBUTORS, OR RESELLERS, BE LIABLE FOR ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY THE OTHER PARTY OR ITS AGENTS.

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         EXCEPT AS PROVIDED IN THIS AGREEMENT,  IN NO EVENT WILL  METASKILL,  OR
         ITS AGENTS, BE LIABLE FOR ANY CLAIM AGAINST HIENERGY BY ANY THIRD PARTY FOR FAILURE OF THE SOFTWARE OR THE PRODUCT TO PERFORM; OR THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE SOFTWARE OR THE PRODUCTS OR THE DOCUMENTATION. THIS LIMITATION OF LIABILITY IS AN ESSENTIAL PART OF THE BARGAIN UNDER THIS AGREEMENT.;

         THIS PROVISION REPRESENTS AN OFFENDING PARTY'S ENTIRE LIABILITY AND THE OFFENDED PARTY'S EXCLUSIVE REMEDY.

15.      FORCE MAJEURE.

         To the extent allowed by applicable law,

         NEITHER PARTY IS LIABLE FOR FAILING TO FULFILL ITS OBLIGATIONS DUE TO CAUSES BEYOND ITS REASONABLE CONTROL AND WITHOUT ITS FAULT OR NEGLIGENCE. EXAMPLES OF SUCH CAUSES INCLUDE BUT ARE NOT LIMITED TO (1) ACTS OF GOD OR OF THE PUBLIC ENEMY, (2) ACTS OF THE GOVERNMENT IN EITHER ITS SOVEREIGN OR CONTRACTUAL CAPACITY, (3) FIRES, (4) FLOODS,
         (5) EPIDEMICS, (6) QUARANTINE RESTRICTIONS, (7) STRIKES, (8) FREIGHT EMBARGOES, AND (9) UNUSUALLY SEVERE WEATHER. A PARTY MUST USE BEST EFFORTS TO PROMPTLY NOTIFY THE OTHER OF CONDITIONS THAT WILL RESULT IN A DELAY IN OR FAILURE OF PERFORMANCE.

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16.      MISCELLANEOUS.

         a) Any notice under this Agreement shall be in English, in writing, and shall be deemed to be given upon receipt. Notices to HiEnergy shall be delivered to Contracts Manager, HiEnergy Technologies, Inc., 1601-B Alton Parkway, Irvine, CA 92606, USA. Notices to Metaskill shall be delivered to Walter Murphy, Metaskill, Inc., 210 Northwood Drive, South San Francisco, CA 94080-5831

         b) This Agreement, including all Addendums, constitutes the entire understanding of the Parties. This Agreement supersedes and terminates all prior representations, warranties and agreements, written or oral, regarding the subject matter of this Agreement. Any modification to this Agreement must be in a writing and executed by both Parties.

         c) The headings within this Agreement are for convenience only and will not affect the interpretation of this Agreement. If one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such holding will not impair the validity, legality, or enforceability of the remaining provisions.

         d) Failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. Any waiver must be in writing and signed by the party granting such waiver in order to be effective.

         e) In the event that HiEnergy is merged with or consolidated into any other entity, or in the event that substantially all of the assets of HiEnergy are sold or otherwise transferred to any other entity, the provisions of this Agreement will be binding upon, and inure to the benefit of, such other entity.

         f) Neither Party shall subcontract or assign this Agreement to any third party without the express written consent of other.

         g) This agreement shall be construed and interpreted according to the laws of the State of California and shall be binding upon the parties hereto, their heirs, successors, assigns, and personal representatives; and references to Metaskill and to HiEnergy shall include their heirs, successors, assigns, and personal representatives.

IN WITNESS WHEREOF, the parties have duly executed this agreement.

METASKILL, INC.                                     HIENERGY TECHNOLOGIES, INC.

By:     /s/ Walter Murphy                           By:   /s/ Bogdan C. Maglich
        --------------------                              ----------------------
Name:   Walter Murphy                               Name: Dr. Bogdan C. Maglich
Title:  President                                         Chairman & CEO

Date:   9-15-05 as of 7-20-05                       Date : 9-12-05


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